Coopers                              certified public accountants
& Lybrand L.L.P.

                                                     Exhibit 15




Ford Holdings, Inc.
The American Road
Dearborn, Michigan

Re:   Ford Holdings, Inc. Registration Statement Nos. 33-48743,
      33-60232 and 33-50419 on Form S-3 and Ford Holdings,
      Inc. and Ford Motor Company Registration Statement
      Nos. 33-32641 and 33-55474 on Form S-3



We are aware that our report dated October 26, 1994 accompanying the unaudited interim financial information of Ford Holdings, Inc. for the periods ended September 30, 1994 and 1993 and included in Ford Holdings, Inc. Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 will be incorporated by reference in the Registration Statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.




/s/ COOPERS & LYBRAND L.L.P.

COOPERS & LYBRAND L.L.P.

Detroit, Michigan
November 3, 1994

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